UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SOLARIS OILFIELD INFRASTRUCTURE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SOLARIS OILFIELD INFRASTRUCTURE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The Stockholders of Solaris Oilfield Infrastructure, Inc.:
Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Solaris Oilfield Infrastructure, Inc. will be held on Tuesday, May 14, 2024, at 9:00 a.m. local time, at Solaris Oilfield Infrastructure, Inc., 9651 Katy Freeway, Suite 300, Houston, Texas 77024.
The Annual Meeting will be held for the following purposes:
1.	To elect three Class I Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2027 Annual Meeting of Stockholders.
2.	To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.	Advisory, non-binding vote to approve the compensation of the Company’s Named Executive Officers for the year ended December 31, 2023.
4.	To transact such other business as may properly be brought before the Annual Meeting.
Stockholders of record at the close of business on March 19, 2024 (the “record date”) are the only stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal executive offices located at, 9651 Katy Freeway, Suite 300, Houston, Texas 77024, for a period of ten days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting. If you would like to inspect the stockholder list, please call our Investor Relations department at (281) 501-3070.
It is important that your shares be represented at the Annual Meeting. Accordingly, even if you plan to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope prior to the Annual Meeting or follow the Internet or telephone voting procedures described on the proxy card. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.
By Order of the Board of Directors,

/s/ Christopher M. Powell
Christopher M. Powell Chief Legal Officer and Corporate Secretary

April 4, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2024: The Proxy Materials and 2023 Annual Report on Form 10-K for the Year Ended December 31, 2024 are available at www.proxyvote.com.

i

SOLARIS OILFIELD INFRASTRUCTURE, INC.
9651 Katy Freeway, Suite 300
Houston, Texas 77024
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Solaris Oilfield Infrastructure, Inc. (the “Company”) for use at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held May 14, 2024, at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. We expect that the Annual Meeting will be held at the principal executive offices of Solaris Oilfield Infrastructure, Inc., located at 9651 Katy Freeway, Suite 300, Houston, Texas 77024. The telephone number at that address is (281) 501-3070.
Most stockholders have a choice of granting their proxies by telephone, over the Internet or by using a traditional proxy card or voting instruction form. You should refer to your proxy or voting instruction card to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities and to confirm that their instructions have been properly recorded.
The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons, will be borne by the Company. The Company has retained Broadridge Financial Solutions (“Broadridge”) to aid in the solicitation of proxies. The cost of Broadridge’s services are estimated not to exceed $10,000. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, electronic communication, or personal communication by employees of Broadridge and the Company. Employees of the Company will not be compensated separately for these efforts. These proxy solicitation materials are being mailed and made available at www.proxyvote.com beginning on April 4, 2024 to all stockholders entitled to vote at the Annual Meeting.
A stockholder of record giving a proxy pursuant to this solicitation (including via telephone or via the Internet) may revoke it at any time before the Annual Meeting by delivering to the Secretary of the Company a written notice of revocation or a valid proxy (including via telephone or via the Internet) bearing a later date or by attending the Annual Meeting and voting in person. Stockholders who hold their shares through a broker, bank or other designee should refer to the instructions they receive from that broker, bank or other designee to determine how to revoke their proxy or change their vote.
Deadline for Receipt of Stockholder Proposals and Nominees
Pursuant to regulations of the U.S. Securities and Exchange Commission (the “SEC”), in order to be included in the Company’s Proxy Statement for its 2025 Annual Meeting of Stockholders, stockholder proposals must meet all the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and be received at the Company’s principal executive offices, 9651 Katy Freeway, Suite 300, Houston, Texas 77024, Attention: Corporate Secretary, no later than December 4, 2024. In addition, the Company’s Amended and Restated Bylaws provide that any stockholder who desires either to bring a stockholder proposal (other than precatory (non-binding) proposals presented under and in compliance with Rule 14a-8 of the Exchange Act) before an annual meeting of stockholders or to present a nomination for Director at an annual meeting of stockholders must give advance notice to the Secretary of the Company with respect to such proposal or nominee. The Company’s Amended and Restated Bylaws generally require that written notice be received by the Secretary of the Company at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting of stockholders and contain certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed Director nominee. For the 2025 Annual Meeting of Stockholders, the Secretary of the Company must receive written notice on or after January 14, 2025, and on or before February 13, 2025, respectively. However, in the event that the date of the 2025 Annual Meeting of Stockholders is scheduled for a date that is more than 30 days before or more than 60 days after May 14, 2025, such notice by the stockholder must be received by the Corporate Secretary no later than the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made by the Company. A copy of the Company’s Amended and Restated Bylaws is available upon request from the Secretary of the Company. In addition to satisfying the deadlines in the notice procedures of our Amended and Restated Bylaws as set forth above, a stockholder who intends to solicit proxies in support of nominees submitted under the notice procedures in our Amended and Restated Bylaws and Rule 14a-19 of the Exchange Act for our 2025 Annual Meeting of Stockholders must provide the notice required under Rule 14a-19 under the Exchange Act to the Secretary of the Company at the Company’s principal executive offices no later than February 13, 2025.
Record Date, Shares Outstanding and Voting
The Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and Class B common stock, zero par value per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), are the only classes of securities that entitle holders to vote generally at meetings of the Company’s stockholders. Only stockholders of record at the close of business on March 19, 2024 (the “record date”) are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 30,357,886 shares of our Class A Common Stock and 13,671,971 shares of our Class B Common Stock were issued and outstanding and entitled to be voted at the Annual Meeting. The presence, in person or by proxy, of stockholders holding a majority of the shares of the Common Stock entitled to vote will constitute a quorum for the Annual Meeting, therefore, 22,014,930 shares of our Common Stock (regardless of class) need to be represented in person or by proxy for us to hold the Annual Meeting.
Every stockholder is entitled to one vote for each share held with respect to each matter, including the election of Directors, which comes before the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of Directors. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder signs and dates their proxy but does not specify a choice with respect to such proposals, the proxy will be voted (i) “FOR” all Director nominees named in this Proxy Statement (Proposal 1), (ii) “FOR” the ratification of the appointment of BDO USA, P.C. (“BDO USA”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2) and (iii) “FOR” the advisory non-binding vote to approve the compensation of the Company’s Named Executive Officers (Proposal 3).
The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each Director nominee (Proposal 1). A ballot for a nominee that is marked “withheld” will not be counted as a vote cast. The affirmative vote of a majority of the voting power of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of BDO USA as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2) and to approve on an advisory, non-binding basis the compensation of the Company’s Named Executive Officers (Proposal 3).
New York Stock Exchange (“NYSE”) rules permit brokers to vote for routine matters, such as the ratification of the appointment of BDO USA (Proposal 2), without receiving instructions from the beneficial owner of the shares. NYSE rules prohibit brokers from voting on the election of Directors (Proposal 1) and other non-routine matters without receiving instructions from the beneficial owner of the shares. In the absence of instructions, the shares are viewed as being subject to “broker non-votes.” “Broker non-votes” will be counted for quorum purposes (as they are present and entitled to vote on the ratification of BDO USA’s appointment (Proposal 2)), but will not affect the outcome of any other matter being voted upon at the Annual Meeting. Specifically, a broker or other nominee holding shares for a beneficial owner may not vote these shares in regard to the election of Directors (Proposal 1) and the advisory non-binding vote to approve the compensation of the Company’s Named Executive Officers (Proposal 3) without specific instructions from the beneficial owner. Abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present. Abstentions will have the effect of a vote cast AGAINST Proposal 2 and Proposal 3, but will not have an effect on the outcome of Proposal 1.

“Householding” of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers use this process for proxy materials, delivering a single copy of the proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold shares registered in your name, and the Company will promptly undertake to carry out your request. If you hold shares in the Company directly, you can notify the Company by sending a written request to the Company at 9651 Katy Freeway, Suite 300, Houston, Texas 77024, or by telephone at (281) 501-3070.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists as of March 19, 2024, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned and the percentage such shares comprised of the outstanding shares of Common Stock of the Company. Except as indicated, each holder has sole voting and dispositive power over the listed shares. Percentage of beneficial ownership is based on 30,357,886 shares of our Class A Common Stock and 13,671,971 shares of our Class B Common Stock outstanding on March 19, 2024.
	Shares Beneficially Owned by Certain Beneficial Owners
	Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)
Name and Address of 5% Beneficial Owner	Number	% of class	Number	% of class	Number	% of class
Yorktown Energy Partners X, L.P.(3)(4) 410 Park Avenue, 19th Floor New York, New York 10022	—	—	8,054,234	58.9%	8,054,234	18.3%
William A. Zartler(5)(6) 9651 Katy Freeway, Suite 300 Houston, Texas 77024	864,963	2.8%	4,240,315	31.0%	5,105,278	11.6%
Solaris Energy Capital, LLC(6)(7) 9651 Katy Freeway, Suite 300 Houston, Texas 77024	—	—	3,513,496	25.7%	3,513,496	8.0%
THRC Holdings, LP(8)(9) 17018 IH 20, Cisco, TX 76437	3,218,875	10.6%	—	—	3,218,875	7.3%
BlackRock Inc.(10) 55 East 52nd Street New York, NY 10055	2,653,323	8.7%	—	—	2,653,323	6.0%
The Vanguard Group LLC(11) 100 Vanguard Blvd.Malvern, PA 19355	1,713,940	5.6%			1,713,940	3.9%
Dimensional Fund Advisors LP(12) 6300 Bee Cave Road, Building One Austin, TX 78746	1,540,053	5.1%	—	—	1,540,053	3.5%
Van Eck Associates Corporation(13) 666 Third Ave., 9th Floor New York, New York 10017	1,728,080	5.7%	—	—	1,728,080	3.9%
*	Less than 1%.
(1)
Subject to the terms of the Solaris Oilfield Infrastructure, LLC (“Solaris LLC”) limited liability company agreement (as amended and restated, the “Solaris LLC Agreement”), certain of our officers and directors and the other members of Solaris LLC (collectively, the “Original Investors”) have, subject to certain limitations, the right to cause Solaris LLC to acquire all or a portion of their membership interests in Solaris LLC (the “Solaris LLC Units”) for either (a) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Solaris LLC Unit redeemed or (b) an amount in cash equal to the product of (x) the number of Class A Common Stock issuable pursuant to clause (a) and (y) the average volume-weighted closing price of the Class A Common Stock for the 10-day period following the delivery of the redemption notice, in each case, at the Company’s option. In connection with such acquisition, the corresponding number of shares of Class B Common Stock will be cancelled. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. Since the Company has the option to deliver cash in lieu of shares of Class A Common Stock upon exercise by a Solaris LLC Unit holder of its redemption right, beneficial ownership of Class B Common Stock and Solaris LLC Units is not reflected as beneficial ownership of shares of our Class A Common Stock for which such Solaris LLC Units and Class B Common Stock may be redeemed.

(2)
Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights but entitles the holder thereof to one vote for each Solaris LLC Unit held by such holder. Accordingly, the holders of our Class B Common Stock collectively have a number of votes in the Company equal to the number of Solaris LLC Units that they hold.

(3)	Based on a Schedule 13G/A filing with the SEC on February 14, 2023. Yorktown Energy Partners X, L.P. reported sole voting and dispositive power as to 8,054,234 shares of Class B Common Stock.

(4)
Yorktown X Company L.P. is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company L.P. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Yorktown Energy Partners X, L.P. Yorktown X Company L.P. and Yorktown X Associates LLC disclaim beneficial ownership of the shares held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. W. Howard Keenan, Jr., a director of the Company, is a manager of Yorktown X Associates LLC. Mr. Keenan disclaims beneficial ownership of the shares held by Yorktown Energy Partners X., L.P.

(5)
Based on a Schedule 13G/A filing with the SEC on February 15, 2024 and a Form 4 filed on March 5, 2024. Mr. Zartler reported sole voting and dispositive power as to 864,963 shares of Class A Common Stock and 4,240,315 shares of Class B Common Stock, which includes 3,513,496 shares of Class B Common Stock held through Solaris Energy Capital, LLC where Mr. Zartler is the sole member and has authority to vote or dispose of those shares in his sole discretion.

(6)
Mr. Zartler is the sole member of Solaris Energy Capital, LLC and has the authority to vote or dispose of the shares held by Solaris Energy Capital, LLC in his sole discretion. Mr. Zartler disclaims beneficial ownership of the shares held by Solaris Energy Capital, LLC in excess of his pecuniary interest therein.

(7)	Based on a Schedule 13G/A filing with the SEC on February 15, 2022. Solaris Energy Capital, LLC reported sole voting and dispositive power as to 3,513,496 shares of Class B Common Stock.
(8)
Based on a Schedule 13G/A joint filing with the SEC on February 22, 2023 by Dan H. Wilks, Staci Wilks, THRC Management, LLC and THRC Holdings, LP (collectively, the “Reporting Persons”). The Reporting Persons reported shared voting and dispositive power as to 3,218,875 shares of Class A Common Stock.

(9)
THRC Management, LLC (“Management”) as General Partner of THRC Holdings, L.P. (“Holdings”), has exclusive voting and investment power over the shares of Class A Common Stock held by Holdings, and therefore may be deemed to beneficially own such shares. Dan H. Wilks, as sole Manager of Management, together with his spouse, Staci Wilks, who share the same household, may be deemed to exercise voting and investment power over the shares of the Class A Common Stock directly owned by Holdings and therefore may be deemed to beneficially own such shares.

(10)
Based on a Schedule 13G/A filing with the SEC on January 25, 2024. Blackrock, Inc. reported sole voting power as to 2,570,414 shares of Class A Common Stock and sole dispositive power as to 2,653,323 shares of Class A Common Stock.

(11)
Based on a Schedule 13G/A filing with the SEC on February 13, 2024. The Vanguard Group reported shared voting power as to 16,160 shares of Class A Common Stock, sole dispositive power as to 1,688,087 shares of Class A Common Stock and shared dispositive power as to 25,853 shares of Class A Common Stock.

(12)
Based on a Schedule 13G filing with the SEC on February 9, 2024. Dimensional Fund Advisors LP reported sole voting power as to 1,540,053 shares of Class A Common Stock and sole dispositive power as to 1,503,157 shares of Class A Common Stock.

(13)
Based on a Schedule 13G filing with the SEC on February 10, 2022 by Van Eck Associates Corporation. Van Eck Associates Corporation reported sole voting and dispositive power as to 1,728,080 shares of Class A Common Stock.

The following table sets forth the number of shares of Class A Common Stock and Class B Common Stock of the Company beneficially owned by (i) each Director (and nominee) of the Company, (ii) each named executive officer of the Company, and (iii) Directors and all executive officers of the Company as a group, as of March 19, 2024. Except as indicated, each holder has sole voting and dispositive power over the listed shares. No current Director, nominee Director or executive officer has pledged any of the shares of Common Stock disclosed below. Percentage of beneficial ownership is based on 30,357,886 shares of our Class A Common Stock and 13,671,971 shares of our Class B Common Stock outstanding on March 19, 2024. The number and percentage of shares of Common Stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of Common Stock for which a person has sole or shared voting power or investment power and also any shares of Common Stock that may be acquired by that person within 60 days of March 19, 2023. Unless otherwise indicated in the footnotes, the address for each executive officer and Director is c/o Solaris Oilfield Infrastructure, Inc., 9651 Katy Freeway, Suite 300, Houston, Texas 77024.
	Shares Beneficially Owned by Directors and Executive Officers
	Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)
Name and Address of Beneficial Owner	Number	% of class	Number	% of class	Number	%
Directors
Laurie H. Argo(3)	28,839	*	—	*	28,839	*
James R. Burke(4)	11,905	*	42,734	*	54,639	*
Cynthia M. Durrett(5)	159,903	*	165,038	1.2%	324,941	*
Edgar R. Giesinger(3)	81,679	*	—	—	81,679	*
W. Howard Keenan, Jr(6)	71,587	*	8,054,234	58.9%	8,125,821	18.5%
F. Gardner Parker(7)	76,787	*	—	—	76,787	*
A. James Teague(3)	80,087	*	—	—	80,087	*
Ray N. Walker, Jr.(3)	65,044	*	—	—	65,044	*
William A. Zartler(8)	864,963	2.8%	4,240,315	31.0%	5,105,278	11.6%

	Shares Beneficially Owned by Directors and Executive Officers
	Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)
Name and Address of Beneficial Owner	Number	% of class	Number	% of class	Number	%
Other Named Executive Officers
Kyle S. Ramachandran(9)	336,497	1.1%	546,677	4.0%	883,174	2.0%
Kelly L. Price(10)	294,183	1.0%	—	—	294,183	*
Christopher M. Powell(11)	130,202	*	—	—	130,202	*
Directors and All Executive Officers as a Group (13 persons)(12)	2,233,779	7.4%	13,048,998	95.4%	15,282,777	34.7%
*	Less than 1%.
(1)
Subject to the terms of the Solaris LLC Agreement, each Original Investor has, subject to certain limitations, the right to cause Solaris LLC to acquire all or a portion of its Solaris LLC Units for either (a) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Solaris LLC Unit redeemed or (b) an amount in cash equal to the product of (x) the number of Class A Common Stock issuable pursuant to clause (a) and (y) the average volume-weighted closing price of the Class A Common Stock for the 10-day period following the delivery of the redemption notice, in each case, at the Company’s option. In connection with such acquisition, the corresponding number of shares of Class B Common Stock will be cancelled. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. Since the Company has the option to deliver cash in lieu of shares of Class A Common Stock upon exercise by a Solaris LLC Unit holder of its redemption right, beneficial ownership of Class B Common Stock and Solaris LLC Units is not reflected as beneficial ownership of shares of our Class A Common Stock for which such Solaris LLC Units and Class B Common Stock may be redeemed.

(2)
Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each Solaris LLC Unit held by such holder. Accordingly, the holders of our Class B Common Stock collectively have a number of votes in the Company equal to the number of Solaris LLC Units that they hold.

(3)	Includes 11,905 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power.
(4)	Includes 11,905 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power and 42,734 shares of Class B Common Stock.
(5)	Includes 101,701 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power and 165,038 shares of Class B Common Stock.
(6)
Includes 11,905 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power and 8,054,234 shares of Class B Common Stock held directly by Yorktown Energy Partners X, L.P., a Delaware limited Partnership. Mr. Keenan is a member and manager of Yorktown X Associates LLC, a general partner of Yorktown X Company LP, the general partner of Yorktown X. Mr. Keenan disclaims beneficial ownership of these securities in excess of his pecuniary interest therein.

(7)
Shares shown above include (i) 11,905 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power and (ii) 5,200 shares beneficially owned by Mr. Parker’s family member. Mr. Parker disclaims beneficial ownership of such shares in excess of his pecuniary interest therein.

(8)
Includes 436,717 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power, 726,819 shares of Class B Common Stock held directly by the holder and 3,513,496 shares of Class B Common Stock held through Solaris Energy Capital, LLC. Mr. Zartler is the sole member of Solaris Energy Capital, LLC and has the authority to vote or dispose of the shares held by Solaris Energy Capital, LLC in his sole discretion. Mr. Zartler disclaims beneficial ownership of the shares held by Solaris Energy Capital, LLC in excess of his pecuniary interest therein.

(9)
Includes 184,953 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power, 489,511 shares of Class B Common Stock held directly by the holder and 57,166 shares of Class B Common Stock held indirectly by the Equity Trust Company, Custodian FBO Kyle Ramachandran IRA. Mr. Ramachandran has the authority to vote or dispose of the shares held by the Equity Trust Company, Custodian FBO Kyle Ramachandran IRA in his sole discretion. Mr. Ramachandran disclaims beneficial ownership of the shares held by the Equity Trust Company, Custodian FBO Kyle Ramachandran IRA in excess of his pecuniary interest therein.

(10)	Includes 133,078 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power.
(11)	Includes 105,583 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power.
(12)	Includes 1,077,470 of Class A Common Stock that remain subject to vesting.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)
Nominees. The three Class I Directors are to be elected at the Annual Meeting. Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors serve until our Annual Meetings of Stockholders in 2027 (if elected at the Annual Meeting), 2025 and 2026, respectively. Messrs. Burke and Parker and Ms. Argo are assigned to Class I and are standing for election at the Annual Meeting. Messrs. Keenan and Walker and Ms. Durrett are assigned to Class II. Messrs. Giesinger, Teague and Zartler are assigned to Class III. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board. Each Director elected to the Board will hold office until his or her term expires or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three Class I nominees named below, each of whom is presently a Director of the Company. In the event any of the nominees are unable or decline to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy, unless the size of the Board is reduced. The proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. It is not expected that any nominee will be unable or will decline to serve as a Director. Biographical information regarding each nominee and each other Director is set forth below, as well as a summary of the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that each should serve as a Director of the Company. Each Director’s experience and understanding is evaluated in determining the overall composition of the Board.
Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class
William A. Zartler (58)
William A. Zartler is our Chairman and has served as a member of the Board since February 2017 and a manager of our predecessor since October 2014. Mr. Zartler was also appointed Chief Executive Officer by the Board in July 2018. Mr. Zartler founded Loadcraft Site Services, LLC and served as its Executive Chairman from February 2014 to September 2014. Mr. Zartler served as our predecessor’s Chief Executive Officer and Chairman from October 2014 through our IPO in May 2017. Mr. Zartler also currently serves as Executive Chairman of Aris Water Solutions, Inc. (“ARIS”) (NYSE: ARIS), a role he has held since its initial public offering in October 2021, and previously served as Chairman and Chief Executive Officer of the predecessor to ARIS from its inception in 2014 through its initial public offering in October 2021. Mr. Zartler has extensive experience in both energy industry investing and managing growth businesses. Prior to founding our predecessor, in January 2013 Mr. Zartler founded Solaris Energy Capital, LLC, a private investment firm focused on investing in and managing emerging, high growth potential businesses primarily in midstream energy and oilfield services, including Solaris LLC, and Mr. Zartler continues to serve as the sole member and manager of Solaris Energy Capital, LLC, a related party of the Company. Prior to founding Solaris Energy Capital, LLC, Mr. Zartler was a founder and Managing Partner of Denham Capital Management (“Denham”), a $7 billion global energy and commodities private equity firm, from its inception in 2004 to January 2013. Mr. Zartler led Denham’s global investing activity in the midstream and oilfield services sectors and served on the firm’s Investment and Executive Committees. Previously, Mr. Zartler held the role of Senior Vice President and General Manager at Dynegy Inc., building and managing the natural gas liquids business.
		2017	Class III
Mr. Zartler also served as a director of the general partner of NGL Partners LP (NYSE: NGL) from its inception in September 2012 to

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class

August 2013. Mr. Zartler began his career at Dow Hydrocarbons and Resources. Mr. Zartler received a Bachelor of Science in Mechanical Engineering from the University of Texas at Austin and a Master of Business Administration from Texas A&M University. Mr. Zartler serves on the Engineering Advisory Board of the Cockrell School of Engineering at the University of Texas at Austin.

We believe that Mr. Zartler’s industry experience and deep knowledge of our business makes him well suited to serve as a member of the Board.

Laurie H. Argo (52)
Laurie H. Argo has served as a member of the Board since March 2022 and currently serves on the Audit Committee. Since January 1, 2023, Ms. additionally currently serves on the board of directors of the general partner of Viper Energy, Inc. (NASDAQ: VNOM). Previously, Ms. Argo served on the board of the general partner of Rattler Midstream LP (f/k/a NASDAQ: RTLR) (“Rattler”) where she served as a member on both the Audit and Conflicts Committees, from May 2019 until August 2023, at which time Rattler was acquired by Diamondback Energy, Inc (NASDAQ: FANG). From August 2018 through June 2021, Ms. Argo served as a director on the board of EVRAZ plc, a multinational, vertically integrated steel making and mining company and was a member of both its Audit and Remuneration Committees. Since October 2017, Ms. Argo has performed consulting services for clients within the energy industry. From January 2015 until September 2017, Ms. Argo served as Senior Vice President of Enterprise Products Holdings LLC, the general partner of Enterprise Products Partners L.P. (NYSE: EPD) (“Enterprise LP”), a midstream natural gas and crude oil pipeline company. From October 2014 to February 2015, Ms. Argo served as President and Chief Executive Officer of OTLP GP, LLC, the general partner of Oiltanking Partners, L.P., an affiliate of Enterprise LP. From January 2014 to January 2015, Ms. Argo was Vice President, NGL Fractionation, Storage and Unregulated Pipelines of Enterprise LP. From 2005 to January 2014, Mr. Argo held various positions in the NGL and Natural Gas Processing businesses for Enterprise LP, where her responsibilities included the commercial and financial management of four joint venture companies. From 2001 to 2004, Ms. Argo worked for San Diego Gas and Electric Company in San Diego, California and PG&E Gas Transmission, a subsidiary of PG&E Corporation (NYSE: PCG), in Houston, Texas from 1997 to 2000. Ms. Argo earned an Masters of Business Administration from National University in La Jolla, California and graduated from St. Edward’s University in Austin, Texas with a degree in accounting. Ms. Argo has over 25 years of experience in the energy industry and maintains multiple organizational memberships including the National Association of Corporate Directors (“NACD”).
		2022	Class I

Ms. Argo has broad knowledge of the energy industry and significant financial and accounting experience as a director on the boards and committees of numerous companies, including audit committees of numerous public companies. We believe her skills and experience qualify her to serve as a member of the Board.

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class
James R. Burke (86)
James R. Burke has served as a member of the Board since May 2017 and served as a manager of our predecessor from October 2014 to May 2017 and currently serves as Chairman of our Nominating & Governance Committee. From July 2013 until January 2018 Mr. Burke served on the board of Centurion, a private equity sponsored oilfield services company based in Aberdeen, Scotland. Mr. Burke served as the Chief Executive Officer and President of Forum Energy Technologies (“Forum”) from May 2005 to October 2007 and as Chairman of Forum from 2007 to 2010. Mr. Burke retired from his position as Chairman of Forum in 2010, subsequent to which he evaluated potential opportunities prior to becoming a director of Centurion. Prior to joining Forum, Mr. Burke served as Chief Executive Officer of Access Oil Tools Inc. (“Access”) from April 2000 to May 2005. Before joining Access, Mr. Burke held various positions with Weatherford International Ltd. (“Weatherford”) from January 1991 to August 1999, including Executive Vice President responsible for all manufacturing operations and engineering at its Compressor Division. Prior to joining Weatherford, Mr. Burke was employed by Cameron Iron Works (“Cameron”) from 1967 to 1989, where he held positions of increasing seniority, including Vice President of Cameron’s Ball Valve division. Mr. Burke holds a Bachelor of Science in Electrical Engineering from University College, Dublin, Ireland, and a Master of Business Administration from Harvard University.
		2017	Class I

Mr. Burke has broad knowledge of the energy industry and significant operating experience. We believe his skills and industry experience qualify him to serve as a member of the Board.

Cynthia M. Durrett (59)
Cynthia M. Durrett has served as a member of the Board since March 2019 and as our Chief Administrative Officer since March 2017. Ms. Durrett was previously our Vice President of Business Operations from October 2014 to February 2017 and the Vice President of Business Operations of Solaris Energy Capital, LLC from October 2013 to September 2014, a related party of the Company. From July 2013 to September 2013, Ms. Durrett served as an independent consultant in the proppant industry. From 2007 to June 2013, Ms. Durrett was the Director of Business Planning and Capital Projects for Cadre Proppants. Ms. Durrett previously served as Managing Director of Dynegy Midstream Services, where she provided leadership to several sectors of the organization including information technology, regulated energy delivery, natural gas liquids and midstream. Ms. Durrett began her career at Ferrell North America, where she managed operations for the energy commodities trading business, including natural gas liquids and refined products. Ms. Durrett received a Bachelor of Science in Business Administration from Park University in
		2019	Class II
Kansas City, Missouri, where she graduated with distinction.

Ms. Durrett’s extensive operational knowledge and experience in the energy industry makes her well suited to serve as a member of our Board.

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class
Edgar R. Giesinger (67)
Edgar R. Giesinger has served as a member of the Board since May 2017 and currently serves on our Nominating & Governance Committee and as Chairman of our Audit Committee. Mr. Giesinger retired as a managing partner from KPMG LLP in 2015. Since November 2015, Mr. Giesinger has served on the board of directors of Geospace Technologies Corporation (NASDAQ: GEOS), a publicly traded company primarily involved in the design and manufacture of instruments and equipment utilized in oil and gas industries. Mr. Giesinger served on the board of directors of Newfield Exploration Company, a publicly traded crude oil and natural gas exploration and production company, from August 2017 until February 2019 when it was sold to Encana Corporation. He has 35 years of accounting and finance experience working mainly with publicly traded corporations. Over the years, he has advised a number of clients in accounting and financial matters, capital raising, international expansions and in dealings with the SEC. While working with companies in a variety of industries, his primary focus has been energy and manufacturing clients. Mr. Giesinger is a certified public accountant in the State of Texas. He has lectured and led seminars on various topics dealing with financial risks, controls and financial reporting.
		2017	Class III

We believe that Mr. Giesinger’s extensive financial and accounting experience, including that related to the energy and manufacturing industries, qualifies him to effectively serve as a member of the Board.

W. Howard Keenan, Jr. (73)
W. Howard Keenan, Jr. has served as a member of the Board since May 2017 and served as a manager of our predecessor from November 2014 to May 2017 and currently serves on our Nominating & Governance Committee. Mr. Keenan has over 45 years of experience in the financial and energy businesses. Since 1997, he has been a Member of Yorktown Partners LLC, a private investment manager focused on the energy industry. From 1975 to 1997, he was in the Corporate Finance Department of Dillon, Read & Co. Inc. and active in the private equity and energy areas, including the founding of the first Yorktown Partners fund in 1991. Mr. Keenan also serves on the boards of directors of the following public companies:
		2017	Class II

Antero Resources Corporation (NYSE: AR), Antero Midstream Corporation (NYSE: AM) and Aris Water Solutions, Inc. (NYSE: ARIS). In addition, he is currently serving, and has previously served, as a director of multiple Yorktown Partners portfolio companies. Mr. Keenan holds a Bachelor of Arts degree cum laude from Harvard College and a Master of Business Administration degree from Harvard University.

Mr. Keenan has broad knowledge of the energy industry and significant experience with energy companies. We believe his skills and background qualify him to serve as a member of the Board.

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class
F. Gardner Parker (82)
F. Gardner Parker has served as a member of the Board since May 2017 and currently serves on our Audit Committee and as Chairman of our Compensation Committee. Mr. Parker has been a private investor since 1984. Mr. Parker served as a director of Carrizo Oil & Gas, Inc. (“Carrizo”) (f/k/a NASDAQ: CRZO), including Chairman of its Audit Committee and as Lead Independent Director, from 2000 until 2019 when Carrizo was sold to Callon Petroleum Company (NYSE: CPE). Mr. Parker also served on the board and as Chairman of the Audit Committee of Sharps Compliance Corp. (f/k/a NASDAQ: SMED), a medical waste management services provider from February 2003 until September 2019. Mr. Parker served as a Trust Director of Camden Property Trust (“Camden”) (NYSE: CPT) from 1993 until his mandatory retirement in 2017. Previously, Mr. Parker was a director of Triangle Petroleum Corporation from November 2009 to July 2015 and a director of Hercules Offshore Inc. from 2005 to November 2015. Mr. Parker was a founding director for Camden in 1993 and also served as the Lead Independent Trust Manager from 1998 to 2008. In the private sector, Mr. Parker is Chairman of the boards of directors of Edge Resources LTD, Enterprise Offshore Drilling and Norton Ditto. He was a partner at Ernst & Ernst (now Ernst & Young LLP) from 1978 to 1984. Mr. Parker is a graduate of the University of Texas and is a certified public accountant in Texas. Mr. Parker is board certified by the NACD, where he serves as a NACD Board Leadership Fellow.
		2017	Class I

Mr. Parker has broad knowledge of the energy industry and significant experience as a director on the boards and audit, compensation and corporate governance committees of numerous public and private companies. We believe his skills and experience qualify him to serve as a member of the Board.

A. James Teague (79)
A. James Teague has served as a member of the Board since May 2017 and currently serves on our Audit and Compensation Committees. Mr. Teague has served as the Co-Chief Executive Officer of Enterprise Products Holdings LLC (“Enterprise”) since January 2020, has been a Director of Enterprise since July 2008 and serves as Co-Chairman of the Capital Projects Committee of Enterprise since November 2016. Mr. Teague previously served as the Chief Executive Officer of Enterprise from January 2016 to January 2020, Chief Operating Officer of Enterprise from November 2010 to December 2015 and served as an Executive Vice President of Enterprise from November 2010 until February 2013. Mr. Teague joined Enterprise in connection with its purchase of certain midstream energy assets from affiliates of Shell Oil Company in 1999. From 1998 to 1999, Mr. Teague served as President of Tejas Natural Gas Liquids, LLC, then an affiliate of Shell. From 1997 to 1998, he was President of Marketing and Trading for MAPCO, Inc. Prior to 1997 he spent 22 years with Dow Inc. (NYSE: DOW) in various roles including Vice President, Hydrocarbon Feedstocks.
		2017	Class III

Mr. Teague has broad knowledge of the energy industry and significant operating experience. We believe his skills and industry experience qualify him to serve as a member of the Board.

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class
Ray N. Walker, Jr. (66)
Ray N. Walker, Jr. has served as a member of the Board since August 2018 and currently serves on our Compensation Committee. Mr. Walker has served as the Chief Operating Officer of Encino Energy, a private oil and gas acquisition and development company, since September 2018. Mr. Walker retired as executive vice president and chief operating officer of Range Resources Corporation (“Range Resources”) (NYSE: RRC) in April 2018. Range Resources is a publicly traded, independent natural gas, natural gas liquids and oil company engaged in the exploration, development and acquisition of natural gas and crude oil properties. Mr. Walker joined Range Resources in 2006 and was elected to the role of executive vice president and chief operating officer in January 2014. Previously, Mr. Walker served as Senior Vice President – Chief Operating Officer, Senior Vice President-Environment, Safety and Regulatory and Senior Vice President-Marcellus Shale for Range Resources where he led the development of Range Resources’ Marcellus Shale division. Mr. Walker is a petroleum engineer with more than 45 years of oil and gas operations and management experience having previously been employed by Halliburton Company (NYSE: HAL) in various technical and management roles, Union Pacific Resources Group, Inc. and several private companies in which Mr. Walker served as an officer. Mr. Walker holds a Bachelor of Science degree in Agricultural Engineering with honors from Texas A&M University.
		2018	Class II

Mr. Walker has broad knowledge of the energy industry and significant operating experience. We believe his skills and industry experience qualify him to serve as a member of the Board.
Vote Required
The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each Director nominee. A ballot for a nominee that is marked “withheld” will not be counted as a vote cast. Abstentions have no effect on the vote. Brokers do not have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS I NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Board Independence
The Board has determined that each of the following Directors is independent within the meaning of the listing standards of the NYSE:
Laurie H. Argo
James R. Burke
Edgar R. Giesinger
W. Howard Keenan, Jr.
F. Gardner Parker
A. James Teague
Ray N. Walker, Jr.
Mr. Zartler is not deemed independent because he serves as our Chief Executive Officer. Ms. Durrett is not deemed independent because she serves as our Chief Administrative Officer. Under the independence standards promulgated by the NYSE, the Board must have a majority of independent directors. The Board has evaluated the independence of the members of the Board under the independence standards promulgated by the NYSE. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, the Board must assess each director’s independence under the bright-line tests set forth in the NYSE standards. In conducting this evaluation, the Board and Nominating and Governance Committee considered transactions and relationships between each Director nominee or his or her immediate family and the Company to determine whether any such transactions or relationships were material and, therefore, inconsistent with a determination that each such Director nominee is independent. With respect to Mr. Keenan, the Board considered the fact that he is a manager of Yorktown X Associates LLC, the sole general partner of Yorktown X Company L.P., which is the sole general partner of Yorktown Energy Partners X, L.P., a significant Company stockholder. Mr. Keenan disclaims beneficial ownership of the shares held by Yorktown Energy Partners X, L.P., and the Board determined that this relationship is not inconsistent with a determination that Mr. Keenan is independent.
Stockholder Communications
Interested parties may contact the Board, or the non-management Directors as a group, at the following address:
Board of Directors or Non-Management Directors
c/o Solaris Oilfield Infrastructure, Inc.
9651 Katy Freeway
Suite 300
Houston, Texas 77024
Communications may also be sent to individual Directors at the above address. Communications to Directors will be reviewed and referred in compliance with the Company’s Corporate Governance Guidelines to the addressee to the extent appropriate.
Communications to the Board, the non-management Directors or any individual Director that relate to the Company’s accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee. Other communications will be referred to the appropriate Committee Chairman and may also be sent, as appropriate, to the Company’s Chief Administrative Officer or Chief Legal Officer.

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE
The Board met five times and acted by unanimous written consent once during 2023. Each Director attended at least 75% of all meetings of the Board and the Committees of which each such Director was a member during 2023. Pursuant to the Company’s Corporate Governance Guidelines, Directors are encouraged to attend the Annual Meeting and all Directors attended the 2023 Annual Meeting of Stockholders.
The primary function of the Board is oversight, which includes among other matters, oversight of the principal risk exposures to the Company. To assist the Board in this role, the Audit Committee periodically requests the Company’s internal auditor to conduct a review of enterprise risks associated with the Company. The internal audit firm reports its findings and assessments to the Audit Committee, which then reports the findings to the Board as a whole.
Mr. Zartler is our Chairman and has served as a Director of the Board since February 2017 and as our Chief Executive Officer since July 2018. The independent members of the Board believe the combined role of Chairman and Chief Executive Officer promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. As Chief Executive Officer, the Chairman is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies. To ensure a strong and independent Board, all directors of the Company, other than Mr. Zartler and Ms. Durrett, are independent. In addition, the Company’s Corporate Governance Guidelines provide that the Board will either designate one of its members as the Lead Director or establish a procedure by which a Lead Director is chosen to preside over the meetings of the non-management directors and to provide, in conjunction with the Chairman and Chief Executive Officer, leadership and guidance to the Board. In March 2019, the Board determined that Mr. Parker would serve as the Lead Director for executive sessions of the non-management directors going forward and Mr. Parker has continued to serve in this position since that time. Mr. Parker’s duties as Lead Director include serving as a liaison between the Chairman and the independent directors of the Board and having the authority to call meetings of the independent directors.
The Board has an Audit Committee, Compensation Committee and Nominating and Governance Committee. The Audit Committee is currently comprised of four members. The Compensation Committee and Nominating and Governance Committee are each currently comprised of three members. The charters of each of these Committees and the Company’s Corporate Governance Guidelines are available free of charge on the Company’s website at www.solarisoilfield.com or by writing to the Company at: Solaris Oilfield Infrastructure, Inc., c/o Corporate Secretary, 9651 Katy Freeway, Suite 300, Houston, Texas 77024. The Board votes annually on the membership and chairmanship of all Committees.
Audit Committee. The Audit Committee currently consists of Edgar R. Giesinger (Chairman), F. Gardner Parker, A. James Teague and Laurie H. Argo. The Audit Committee met four times and acted by unanimous written consent once during 2023. The Board has determined that all of the members of the Audit Committee are independent within the meaning of the applicable rules of the SEC and the listing standards of the NYSE. The Board has also determined that Mr. Giesinger meets the requirements for being an “audit committee financial expert,” as that term is defined by applicable SEC rules. The Audit Committee appoints and retains the Company’s independent registered public accounting firm, approves the fee arrangement and scope of the audit, reviews the financial statements and the independent registered public accounting firm’s report, considers comments made by the independent registered public accounting firm with respect to the Company’s internal control structure and reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Audit Committee also conducts the review of the non-audit services provided by the independent registered public accounting firm to determine their compatibility with its independence. Before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee must pre-approve the engagement. Pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and presented to the Audit Committee at a subsequent meeting. The Audit Committee reviews the independent registered public accounting firm’s performance, qualification and quality control procedures and establishes policies for: (i) the pre-approval of audit and permitted non-audit services by the independent registered public accounting firm; (ii) the hiring of former employees of the independent registered public accounting firm; and (iii) the submission and confidential treatment of concerns from employees or others about accounting, internal controls, auditing or other matters.
The Audit Committee reviews with management the Company’s disclosure controls and procedures and internal control over financial reporting and the processes supporting the certifications of the Chief Executive Officer and President and Chief Financial Officer. It also reviews with management and the Company’s independent registered public accounting firm the Company’s critical accounting policies. The Audit Committee reviews the Company’s annual and quarterly SEC filings and other related Company disclosures. The Audit Committee reviews the Company’s compliance with the Code of Business Conduct and Ethics as well as other legal and regulatory matters. The Audit Committee reviews related party transactions in accordance with the Company’s Related Persons Transactions Policy and applicable SEC guidelines.
In performing these duties, the Audit Committee has full authority to: (i) investigate any matter brought to its attention with full access to any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee; (ii) retain outside legal, accounting or other consultants to advise the Audit Committee; and (iii) request any officer or employee of the Company, the Company’s in-house or outside counsel, internal audit service providers or independent registered public accounting firm to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.
Compensation Committee. The Compensation Committee currently consists of F. Gardner Parker (Chairman), Ray N. Walker, Jr., and A. James Teague. The Compensation Committee met three times during 2023. The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE. The Compensation Committee generally, among other things, (i) establishes policies relating to the compensation of the non-employee Directors, officers and key management employees of the Company; (ii) reviews and approves the compensation of the non-employee Directors, officers and the Chief Executive Officer; (iii) reviews and make recommendations to the Board with respect to incentive-compensation plans and equity-based plans; (iv) oversees the administration of the Company’s equity compensation plans; (v) reviews and approves periodically, but no less than annually, the Company’s compensation goals and objectives with respect to its officers, including oversight of the risks associated with the Company’s compensation programs; (vi) evaluates and approves post-service arrangements with management; and (vii) establishes and reviews periodically the Company’s perquisite policies for management and Directors. The Compensation Committee has determined that none of the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company.
In performing its duties, the Compensation Committee has ultimate authority and responsibility to engage and terminate any compensation consultant, legal counsel or other adviser (together “advisers”) to assist in determining appropriate compensation levels for the Chief Executive Officer or any other member of the Company’s management and to approve the terms of any such engagement and the fees of any such adviser. In addition, the Compensation Committee may also request that any officer or other employee of the Company (including the Company’s senior compensation or human resources executives), the Company’s in-house or outside counsel, or any other person meet with any members of, or consultant to, the Compensation Committee. In addition to information provided by outside compensation consultants, the officers of the Company may also collect peer group compensation data for review by the Compensation Committee. Upon consultation with, and recommendations by, the Company’s Chief Executive Officer, the Compensation Committee sets the compensation policy for directors and executive officers as well as the Company as a whole.
Nominating and Governance Committee. The Nominating and Governance Committee currently consists of James R. Burke (Chairman), Edgar R. Giesinger and W. Howard Keenan, Jr. The Nominating and Governance Committee acted unanimously in recommending the nomination of the Class I Directors in Proposal No. 1 to the Board for election by the stockholders at the Annual Meeting. The Nominating and Governance Committee met two times during 2023. The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE. The Nominating and Governance Committee Charter sets forth the Nominating and Governance Committee’s responsibility to establish and periodically review the Company’s corporate governance principles and guidelines. These principles and guidelines address, among other matters, the size, composition and responsibilities of the Board and its Committees, including their oversight of management. The Nominating and Governance Committee also advises the Board with respect to the charter, structure and operation of each Committee of the Board. The Nominating and Governance Committee oversees the evaluation of the Board and officers of the Company and reviews and periodically reports to the Board on matters concerning Company succession planning. The Nominating and Governance Committee may retain outside consultants to advise it and has full access to any officer, employee or advisor of the Company to meet with the Nominating and Governance Committee or any advisors engaged by the Nominating and Governance Committee. The Nominating and Governance Committee has the ultimate authority and responsibility to engage or terminate any outside consultant, to identify Director candidate(s) and to approve the terms and fees of such engagement of any such consultant. The Nominating and Governance Committee may also request that any officer or other employee of the Company, the Company’s outside counsel, or any other person meet with any members of, or consultants to, the Nominating and Governance Committee.
The Company’s Board has charged the Nominating and Governance Committee with identifying individuals qualified to become members of the Board and recommending Director nominees for each Annual Meeting of Stockholders, including the recommendation of nominees to fill any vacancies on the Board. The Nominating and Governance Committee considers Director candidates suggested by its members, other Directors, officers and stockholders. Stockholders desiring to make such recommendations should timely submit the candidate’s name, together with biographical information and the candidate’s written consent to be nominated and, if elected, to serve to: Chairman, Nominating and Governance Committee of the Board of Directors of Solaris Oilfield Infrastructure, Inc., 9651 Katy Freeway, Suite 300, Houston, Texas 77024. To assist it in identifying Director candidates, the Nominating and Governance Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of potential candidates. The Nominating and Governance Committee provides guidance to search firms it retains about the particular qualifications the Board is then seeking.
All Director candidates, including those recommended by stockholders, are evaluated on the same basis. Candidates are selected for their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards (including independence standards) and diversity of membership. While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating and Governance Committee considers diversity in the context of the Board as a whole, taking into account personal characteristics and experience of current and prospective Directors in order to facilitate Board deliberations that reflect an appropriate range of perspective. The Board recognizes the importance of soliciting new candidates for membership on the Board and that the needs of the Board, in terms of the relative experience and other qualifications of candidates, may change over time. In determining the needs of the Board and the Company, the Nominating and Governance Committee considers the qualifications of sitting Directors and consults with the Board, the Chairman of the Board and certain other officers and, where appropriate, external advisors. All Directors are expected to exemplify the highest standards of personal and professional integrity and to assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board and its various Committees, as well as in less formal contacts with management. Director candidates, other than sitting Directors, are interviewed at the direction of the Nominating and Governance Committee, which may include (at the Nominating and Governance Committee’s direction) interviews by the Chairman of the Board, other Directors and certain other officers, and the results of those interviews are considered by the Nominating and Governance Committee in its deliberations.
Hedging, Pledging and Insider Trading Policies. The Company’s Insider Trading Policy, which applies to directors, officers, employees and consultants to the Company, prohibits hedging or monetization transactions, whether direct or indirect, involving the Company’s securities, including transactions involving Company-based derivative securities, regardless of whether the covered person is in possession of material, non-public information, except with respect to holding, exercising or settling of securities granted under the Company’s equity incentive plan. The Company’s Insider Trading Policy also prohibits the pledging of Company securities as collateral, subject to receipt of a waiver of this prohibition from the Audit Committee.

RELATED PARTY TRANSACTIONS
Our Board has adopted a written related party transactions policy, pursuant to which a “Related Party Transaction” is defined pursuant to Item 404 of Regulation S-K. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Furthermore, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations. There have been no Related Party Transactions since January 1, 2023, where the procedures described above did not require review, approval or ratification or where these procedures were not followed.
In 2017, we entered into the following Related Party Transactions, which were ongoing during 2023: (i) in connection with the closing of the initial public offering (“IPO”), the Company entered into agreements with the Original Investors, that include (a) a registration rights agreement in which we agreed to register the sale of shares of our Class A Common Stock under certain circumstances; (b) the Solaris LLC Agreement pursuant to which each Original Investor has, subject to certain limitations, the right to cause Solaris LLC to acquire all or a portion of its Solaris LLC Units for, at Solaris LLC’s election, (x) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Solaris LLC Unit redeemed, subject to the conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash, and, in connection therewith, a corresponding number of shares of Class B Common Stock will be cancelled; and (c) a tax receivable agreement that generally provides for the payment by the Company to the Original Investors and their permitted transferees of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the IPO; and (ii) an administrative services arrangement with Solaris Energy Management LLC (“SEM”), a company partially-owned by William A. Zartler, the Chairman of the Board and our Chief Executive Officer, for the provision of certain services, including rent paid for office space, travel services, personnel, consulting and administrative costs, to us at cost which totaled approximately $1,209,000 and $941,000 for the fiscal years ending December 31, 2023 and 2022, respectively, for these services.
THRC Holdings, LP, an entity managed by THRC Management, LLC (collectively “THRC”), held shares representing an 11.0% ownership of the Company’s Class A common stock and 7.5% total shares outstanding as of December 31, 2023 and 10.2% ownership of the Company’s Class A common stock and 7.1% of total shares outstanding as of December 31, 2022. THRC is affiliated with certain of the Company’s customers, including ProFrac Services, LLC and certain of the Company’s suppliers including Automatize Logistics, LLC, IOT-EQ, LLC and Cisco Logistics, LLC (together, the “THRC Affiliates”). For the years ended December 31, 2023 and 2022, we recognized revenues related to our service offering provided to the THRC Affiliates of $23,473,000 and $20,005,000, respectively. Accounts receivable related to THRC Affiliates as of December 31, 2023 and 2022 was $2,378,000 and $4,925,000, respectively. For the years ended December 31, 2023 and 2022, the Company recognized cost of services provided by THRC Affiliates of $2,072,000 and $3,718,000, respectively. There was $0 and $302,000, respectively, in accounts payable related to THRC Affiliates as of December 31, 2023 and 2022. Solaris is the dedicated wellsite sand storage provider (“Services”) to certain THRC Affiliates. Solaris provides volume based pricing for the Services and may be required to pay up to $4,000,000 in payments throughout a term ending in 2024, contingent upon the ability of these affiliates to meet minimum Services revenue thresholds. As of December 31, 2023 and 2022, there was no accounts payable to THRC Affiliates related to these services.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers currently serves, nor served at any time during 2023, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board.

CODE OF BUSINESS CONDUCT AND ETHICS
The Company has adopted a Corporate Code of Business Conduct and Ethics that applies to its Directors and employees, including its Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer. The Corporate Code of Business Conduct and Ethics, including future amendments, is available free of charge on the Company’s website at www.solarisoilfield.com or by writing to the Company at: Solaris Oilfield Infrastructure, Inc., c/o Corporate Secretary, 9651 Katy Freeway, Suite 300, Houston, Texas 77024. The Company will also post on its website any amendment to or waiver under the Corporate Code of Business Conduct and Ethics granted to any of its Directors or executive officers. No such waivers were requested or granted in 2023.

DIRECTOR COMPENSATION
We believe that attracting and retaining qualified non-employee Directors is critical to the future value growth and governance of our company. We also believe that a significant portion of the total compensation package for our non-employee Directors should be equity-based to align the interests of directors with our stockholders.
As a result, we have maintained a non-employee Director compensation program since our initial public offering, which is reviewed annually by the Compensation Committee:
•
an annual cash retainer, valued at $90,000 for the Chairman of the Audit Committee, $75,000 for the Chairman of the Compensation Committee, and $65,000 for all other non-employee Directors, plus an additional cash retainer of $20,000 for the Lead Director, in each case, payable quarterly in arrears; and

•	an annual equity-based award with an aggregate fair market value (determined on the date of grant) of $130,000 for all non-employee Directors.
We do not pay any additional fees for attendance at Board or Committee meetings, but we do reimburse each director for reasonable travel and out-of-pocket expenses incurred to attend meetings and activities of the Board or its Committees. Directors who are also our employees will not receive any additional compensation for their service on the Board.
Mr. Zartler, our Chief Executive Officer, and Ms. Durrett, our Chief Administrative Officer, do not receive any additional compensation for their service on the Board. The following table sets forth information regarding the compensation of our non-employee directors during the year ended December 31, 2023.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
A. James Teague	$62,500	$130,000	$192,500
Edgar R. Giesinger	$90,000	$130,000	$220,000
Laurie H. Argo	$62,500	$130,000	$192,500
Ray N. Walker, Jr.	$62,500	$130,000	$192,500
F. Gardner Parker	$92,500	$130,000	$222,500
W. Howard Keenan, Jr.	$62,500	$130,000	$192,500
James R. Burke	$62,500	$130,000	$192,500
(1)
Amounts shown in this column reflect the pro-rated amount paid in cash to each respective director, reflecting the increase to each director’s annual fees earned, which took effect in the third quarter of 2023.

(2)
Amounts shown in this column reflect the aggregate grant date fair value of the restricted stock awards granted under the Solaris Oilfield Infrastructure, Inc. 2017 Long-Term Incentive Plan, as amended (the “LTIP”) in August 2023 to our non-employee Directors, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, disregarding estimated forfeitures. For additional information about the assumptions used in the valuation of these awards, see Note 9 to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. As of December 31, 2023, each of our non-employee directors held 11,905 unvested shares of restricted stock.

EXECUTIVE OFFICERS
Set forth below are the name, age, position and description of the business experience of our executive officers (other than those who are also Directors and included above) as of April 4, 2024.
Name	Age	Position with Solaris Oilfield Infrastructure, Inc.
Kyle S. Ramachandran	39	President and Chief Financial Officer
Kelly L. Price	65	Chief Operating Officer
Christopher P. Wirtz	50	Chief Accounting Officer
Christopher M. Powell	49	Chief Legal Officer and Corporate Secretary
Kyle S. Ramachandran—President and Chief Financial Officer. Kyle S. Ramachandran joined Solaris at its founding in 2014, was named Chief Financial Officer in 2017 and President in 2018. Prior to joining Solaris, Mr. Ramachandran was a member of the Barra Energia management team, an independent exploration and production company based in Rio de Janeiro, Brazil. Mr. Ramachandran was previously an investor at First Reserve Corporation, a global energy-focused private equity firm. Mr. Ramachandran began his career as an investment banker in the Mergers & Acquisitions Group at Citigroup. Mr. Ramachandran received a Bachelor of Science in Finance and Accounting from the Carroll School of Management Honors Program at Boston College, where he graduated cum laude. Mr. Ramachandran is a member of the Board of Regents of Boston College.
Kelly L. Price—Chief Operating Officer. Kelly L. Price was named our Chief Operating Officer in March 2017. Mr. Price served as an operations consultant to us from January 2017 to February 2017. Mr. Price was previously a consultant for Accendo Services LLC from August 2016 to December 2016. From September 2015 to July 2016, Mr. Price pursued entrepreneurial opportunities in the pressure pumping industry. From January 2014 to August 2015, Mr. Price served as Senior Vice President of Pumping Services, Wireline and Logistics for FTS International, the then-largest private oilfield service company in North America. From August 2010 to October 2013, Mr. Price served as President, U.S. for Trican Well Service, subsequent to which he evaluated potential opportunities prior to joining FTS International. Mr. Price began his career at BJ Services, where he spent 32 years, including senior roles such as Vice President of Global Sales and Marketing, Vice President of West Division Sales and Rocky Mountain Regional Manager. Mr. Price began his career as field operator in Alberta, Canada.
Christopher P. Wirtz—Chief Accounting Officer. Christopher P. Wirtz was named our Chief Accounting Officer in June 2023. Prior to joining Solaris, Mr. Wirtz served as the Controller, Proppant Segment for ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac”) from December 2022 to May 2023, which in that time, the Proppant Segment grew from two sand mines to eight, largely through acquisitions. Mr. Wirtz joined ProFrac following ProFrac’s acquisition of U.S. Well Services, Inc. (“U.S. Wells Services”), a provider of high-pressure, hydraulic fracturing services in U.S. unconventional oil and natural gas basins, in November 2022. Mr. Wirtz served as U.S. Well Services’ VP Internal Audit and Process Control from September 2021 to November 2022, in addition to serving as the Corporate Controller from December 2018 to October 2020, Principal Accounting Officer from March 2019 to November 2020 and prior to U.S. Well Services’ business combination, as Controller of U.S. Well Services, LLC from April 2017 to November 2018. Additionally, Mr. Wirtz served as the Chief Financial Officer for ADS Services, LLC (“ADS Services”), a privately held managed pressure drilling company, from November 2020 until September 2021. Prior to joining U.S. Well Services, LLC, Mr. Wirtz held management and senior level positions at Superior Energy Services, Inc., BJ Services Company, Superior Energy Services, Inc., Ernst & Young LLP and Broussard, Poche, Lewis and Breaux. Mr. Wirtz’s over 20 years of accounting experience spans both public and private companies within the energy industry. Mr. Wirtz obtained his Bachelor of Business Administration degree in Accounting from the University of Louisiana at Lafayette and is a Certified Public Accountant.

Christopher M. Powell—Chief Legal Officer and Corporate Secretary. Christopher M. Powell was named our Chief Legal Officer and Corporate Secretary in August 2017. From 2009 to August 2017, Mr. Powell served in various roles of responsibility, including Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer for CARBO Ceramics Inc., a leading technology and services company providing products and services to the global oil and gas and industrial markets. Prior thereto, Mr. Powell served in various legal roles at Baker Hughes Incorporated. Mr. Powell began his career with the international law firm of Norton Rose Fulbright (formerly Fulbright & Jaworski L.L.P.). Mr. Powell obtained his Doctor of Jurisprudence from the University of Houston Law Center, where he graduated magna cum laude. Mr. Powell received a Bachelor of Business Administration in Accounting from Texas A&M University, where he graduated cum laude and was selected as a member of the Mays Business School Fellows Program. Mr. Powell is also a licensed Certified Public Accountant and worked as an auditor with Arthur Andersen LLP prior to obtaining his law degree.

COMPENSATION DISCUSSION & ANALYSIS
We are currently considered a “smaller reporting company,” within the meaning of the Securities Act of 1933, as amended, (the “Securities Act”) for purposes of the SEC’s executive compensation disclosure rules. Under such rules, we are only required to provide a Summary Compensation Table, an Outstanding Equity Awards at Fiscal Year End Table, a Pay Versus Performance Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations are only required to extend to our “named executive officers,” who are the individuals who served as our principal executive officer (“PEO”) and our next two other most highly compensated officers at the end of the last completed fiscal year. Nevertheless, in order to provide our shareholders with the most relevant and up-to-date disclosure regarding our executive compensation program, we have voluntarily elected to provide additional disclosures that would not otherwise be required for a smaller reporting company, including this Compensation Discussion & Analysis section and certain additional tables and have also disclosed information with respect to five named executive officers, as described in more detail below.
Executive Compensation Philosophy
This Compensation Discussion & Analysis (“CD&A”) provides information for our investors to understand our rationale, philosophy and policies with regard to the compensation of our principal executive officer, principal financial officer and our three other most highly-compensated executive officers (our “NEOs”), including the material compensation decisions made for 2023 and reflected in the executive compensation tables provided elsewhere in this Proxy Statement. This CD&A also reflects changes made to our compensation program that are effective in 2024 and will be reflected in the executive compensation tables in our proxy statement for the annual meeting of stockholders to be held in 2025. Our executive compensation program is designed to achieve the following objectives:
•	Build shareholder value and create a shareholder mentality by aligning the interests of our NEOs with our investors;
•	Attract and retain a qualified and motivated management team by offering competitive industry opportunities and providing the majority of NEO compensation in the form of long-term incentives; and
•	Incentivize our NEOs and appropriately reward them for contributions that further the Company’s key short-term and long-term strategic goals and objectives.
Our NEOs for 2023 include:
Name	Title
William A. Zartler	Chairman of the Board and Chief Executive Officer

Kyle S. Ramachandran	President and Chief Financial Officer

Kelly L. Price	Chief Operating Officer

Christopher M. Powell	Chief Legal Officer and Corporate Secretary

Cynthia M. Durrett	Director and Chief Administrative Officer
2023 Industry and Business Overview
Fiscal year 2023 represented a strong year for the Company as we continued to deliver strong innovative and operational results through additional investments in financial and human capital to continue introducing new offerings into the marketplace that solidified our position as a market leader in wellsite storage and logistics. We grew Adjusted EBITDA year over year, invested significant capital into new equipment builds, and commercialized the new equipment all while maintaining cost discipline and returning significant capital to our shareholders. Additionally, through these investments in both financial and human capital, we believe the Company is well positioned this year to harvest the returns from those investments.

Throughout 2023 we undertook significant efforts to manufacture and continue commercializing new products and technologies that build upon our current product and service offerings. With those specific capital requirements reaching their end, we expect to realize the benefits of these investments in 2024 and beyond. Additionally, we were able to fund these developments while increasing our quarterly dividend payable to all stockholders of the Company twice during 2023 and instituting a share repurchase program that resulted in the Company repurchasing approximately ten percent (10%) of the Company.
Compensation Best Practices. The Compensation Committee believes it is important to complement the compensation program with good governance and executive compensation best practices to further support the alignment between stockholders and executives as well as mitigating risks related to compensation levels. Key elements of the program in support of this objective are set forth in the chart below:
WHAT WE DO		WHAT WE DON’T DO
✔	Determine annual incentive compensation with the majority of the potential payment based upon the achievement of pre-established performance goals	✘	No excessive perquisites

✔	Generally target the market median for total compensation	✘	No guaranteed bonus or uncapped incentives

✔	Use compensation consultants, independent market data and peer groups to benchmark compensation decisions	✘	No pension plan

✔	Hold regular executive sessions of the Compensation Committee without management present	✘	No option repricing

✔	Base a portion of the long-term incentives upon achievement of certain performance objectives, including performance relative to peers	✘	No hedging, pledging or short-term/speculative trading of Company stock

✔	Annual compensation risk assessment	✘	No excise tax gross ups

✔	Engagement with stockholders regarding pay practices	✘	Utilize pay practices that incentivize decisions that are not in the best interests of the Company and its stockholders
Process for Setting Compensation and Role of Compensation Committee
Our Compensation Committee is comprised entirely of independent, non-employee members of the Board. As set forth in its charter, which is available at www.solarisoilfield.com, the Compensation Committee is responsible for, among other things, reviewing and approving the plans, policies and programs of the Company with respect to the compensation for the Company’s executive officers and directors. The Board of Directors believes that the Company’s long-term success depends on the talent of our employees, and the executive compensation program plays a significant role in our ability to attract, retain and motivate the highest quality workforce. The Compensation Committee has designed our compensation program to directly link executive compensation to performance, in order to align the interests of the Company’s executive officers with those of its stockholders. The Compensation Committee evaluates, on an annual basis, industry-specific and general market compensation practices and trends to ensure that our program, and the compensation awarded to our NEOs, remains appropriately competitive while also furthering Company goals and initiatives.
Each year the Compensation Committee reviews the Company’s compensation program against market data and available compensation studies for the Company’s Peer Group (as defined below) as well as the industry in general (the “Market Data”). This review is conducted in light of the Company’s compensation philosophy and key short-term and long-term goals and initiatives. The Compensation Committee retains sole discretion to engage any other compensation consultants it deems necessary and appropriate to aid in their review in order to provide independent and objective market compensation data, conduct compensation analysis, recommend plan design changes and advise on compensation related risks. Any compensation consultant acts solely at the direction of the Compensation Committee and not at the direction of the Company’s management team. In 2023, the Compensation Committee engaged Longnecker and Associates (now known as “NFP Compensation Consulting”) to review director compensation. In December 2022, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to review the executive compensation program (each of NFP Compensation Consulting and Pearl Meyer, the “Compensation Consultants”). The Compensation Committee also reviews Market Data when reviewing the compensation of executives other than the NEOs. The Compensation Consultants compile compensation surveys for review by the Compensation Committee and management. After review of the Compensation Consultants’ surveys, management provides recommendations of compensation for our directors and NEOs to the Compensation Committee. Such recommendations are generally based upon the data provided by the Compensation Consultant, Market Data and the performance of our management as a team. The Compensation Committee then reviews management’s recommendation with the ability to ask questions of management and may conduct an executive session as needed to discuss compensation.
With respect to the compensation of the NEOs, other than our Chief Executive Officer, the Compensation Committee considers the recommendations of our Chief Executive Officer. The Compensation Committee retains sole authority to establish the compensation of our Chief Executive Officer after initial discussion with the Chief Executive Officer and then independent deliberation in executive session.
Competitive Market Position and Peer Group
We believe that total compensation opportunities for our NEOs should be competitive with opportunities for executive officers in similar positions, with similar experience and with similar responsibilities to those in our Peer Group. To further emphasize the alignment between Company performance and executive pay and to ensure compensation is competitive, for 2022 the Compensation Committee targeted the 25th percentile for base salaries and 50th percentile for total compensation (base salary and short-term and long-term incentives) for the NEOs as a group, with a heavier weighted emphasis on long-term incentives. In 2023, the Market Data provided to the Compensation Committee included compensation information from our Compensation Consultant relative to our Peer Group as well as other broad-based compensation survey sources. Although the Compensation Committee used the Market Data to inform its decisions regarding the form and amount of compensation provided to our NEOs in 2023, the Compensation Committee also considered other factors such that the compensation provided to our NEOs is not exclusively reflective of the Market Data.
For purposes of setting 2023 compensation, the peer group companies (our “Peer Group”) used by the Compensation Consultant and the Compensation Committee included the following companies:
Archrock, Inc.	Cactus, Inc.

Dril-Quip, Inc.	U.S. Silica Holdings, Inc.

ProPetro Holding Corp.	Liberty Energy Inc.

ProFrac Holding Corp	Newpark Resources, Inc.

NexTier Oilfield Solutions, Inc.	Nine Energy Services, Inc.

NOV Inc.	Oil States International, Inc.

Select Energy Services

Our Peer Group was selected based on companies that broadly represent related oilfield services businesses and are of reasonably comparable size and revenue to the Company. While some of these companies have larger market capitalizations or revenue, these companies represent the market in which we most directly compete for qualified and talented professionals.
Objectives of Compensation
The goal of the Company’s compensation program is to help attract and retain qualified executive talent and to strengthen the alignment between executives and stockholders’ interests, thereby enhancing stockholder value. To achieve this goal, the Compensation Committee’s decisions are guided by the following principles: provide a competitive compensation package; relate compensation to the performance of the Company and the individual; and align employee objectives with the objectives of stockholders by encouraging executive stock ownership and focusing total compensation on long-term incentives.
In order to achieve these objectives, the Compensation Committee has created a compensation package that combines current and deferred compensation with equity-based compensation. A significant portion of the target compensation for our NEOs is variable or “at risk,” meaning that it can be forfeited, and its value is dependent upon such factors as Company performance and our stock price. Beginning in 2023, a portion of the long-term incentives for our NEOs is performance based and tied to certain shareholder metrics, as discussed below under “Long-Term Incentive Compensation.” The Company’s compensation program for executive officers consists of the following items:
	ELEMENT	PURPOSE	CHANGES FOR 2024
SHORT-TERM	Base Salary	To provide a consistent, minimum level of pay, sufficient to allow us to attract and retain executives with the appropriate skills and experience for their position	The only modifications reflected changes in roles, responsibilities, prevailing market conditions and data provided by the Compensation Consultants

Annual Cash Incentive
To motivate and reward the achievement of our annual Company and Individual Performance goals
60% based on the achievement of quantifiable Company Performance Goals
40% based on the achievement of Individual Performance
The only modifications reflected changes in roles, responsibilities, prevailing market conditions and data provided by the Compensation Consultants

LONG-TERM	Long-Term Incentive Award	To ensure retention and drive performance, while aligning the interests of our NEOs with those of our stockholders
None (continued to utilize performance equity based upon total stockholder return benchmarked against pre-determined thresholds as compared internally (Absolute TSR) and against a peer group (Relative TSR))

The Compensation Committee structures executive total direct compensation to emphasize performance through the annual incentive program and long-term incentives. The Compensation Committee believes that the compensation mix should strike a balance promoting long-term returns without motivating or rewarding excessive or inappropriate risk-taking.

Elements of Compensation
Pay Mix
Our compensation program is designed so that the higher an executive’s position in the Company, the greater the percentage of compensation that is contingent on the Company’s performance. The Company believes that having a significant portion of our NEOs compensation at risk better aligns their interests with the long-term interests of the Company and its stockholders. Beginning in 2023, the Committee approved performance equity as a portion of the NEOs long-term incentives. As a result, a majority of our NEOs total target direct compensation for fiscal year 2023 was variable, at approximately 88% for our Chief Executive Officer and averaging 73% for our other NEOs. The following charts illustrate the total target mix of direct compensation for our Chief Executive Officer and other NEOs for fiscal year 2023.

2023 CEO Pay Mix
14%
86%
Base Salary
Variable/At-risk compensation

2023 NEO Pay Mix
27%
73%
Base Salary
Variable/At-risk compensation

Base Salary
Each NEOs base salary is a fixed component of compensation for performing specific job duties and functions. The Compensation Committee monitors and adjusts salaries for our NEOs over time as necessary to remain competitive with market rates for similarly situated officers at our Peer Group companies and to reflect any changes to the NEOs role, duties and responsibilities. The adjusted base salaries for each NEO are as follows for 2023:
Name	2023 Base Salary
William A. Zartler	$321,000
Kyle S. Ramachandran	$326,350
Kelly L. Price	$321,000
Christopher M. Powell	$325,000
Cynthia M. Durrett	$267,500
Annual Incentive Award
Annual incentive awards are tied to the achievement of performance goals, which are based on both quantitative and qualitative measures as determined by the Compensation Committee in consultation with management. Each year the Compensation Committee, in consultation with management, reviews key short-term strategic initiatives to drive the annual cash-based incentive award. Annual short-term cash incentive awards are based upon targets for each NEO and awarded in light of certain key strategic initiatives and metrics, which are set by the Compensation Committee after review and consultation with management. Target annual incentive award percentages for each of the NEOs are as follows: Mr. Zartler - 100%, Mr. Ramachandran - 90%, Mr. Price - 90%, Mr. Powell - 75% and Ms. Durrett - 75%. The following key metrics were selected by the Compensation Committee to measure achievement of short-term Company goals: Financial Metrics (consisting of

EBITDA and free cash flow), Operating Metrics (consisting of customer consistency, fully utilized systems deployed and market share), Safety (collectively with the Financial Metrics and Operating Metrics, the “Company Performance”) and Individual Performance. Company Performance accounts for 60% of the eligible annual incentive award with Individual Performance accounting for 40%. The Compensation Committee retains discretion to adjust these percentages and weighting based upon certain factors within their discretion. At the suggestion of our NEOs, the 2023 thresholds used for the Financial and Operating Metrics accounted for approximately 90% of the Company Performance with Safety representing the remaining 10%.
The Compensation Committee maintains an element of discretion in the annual incentive for our NEOs in order to provide the Compensation Committee the flexibility to respond to specific events that are relevant to each NEOs performance during the year in light of changing market conditions and responsibilities of each NEO. No payout percentage would be earned for a metric if the actual Company performance of that metric was below the threshold level set for that metric below. The overall payout amount for each NEO is capped at approximately 100% their respective target incentive award. The Company Performance metrics, their related thresholds and weightings and actual performance for the year ended December 31, 2023 are set forth in the table below:
Performance Metric	Weighting	Target (100% Payout)	Actual Performance	Earned Payout Percentage of Annual Incentive Award
Financial Metrics	25%	$120 million	$97 million	20%
Operating Metrics	25%	123	109	22%
Safety	10%	1.0	.9	11%
Individual Performance	40%	N/A	Variable	Variable
In 2023, our NEOs focused on investing in our business, including expanding our commercial offerings while maintaining current market share and a healthy balance sheet as well as human capital and talent acquisition to support the growth of the business. Upon review of the results of the Company Performance and Individual Performance, the Compensation Committee approved the following annual incentive payouts for each NEO:
Name	Target Annual Incentive (% of Base Salary)	Target Annual Incentive ($)	Performance Achievement Level (% of Target)	Actual 2023 Annual Incentive Payout
William A. Zartler	100%	$321,000	99%	$320,000
Kyle S. Ramachandran	90%	$293,715	99%	$293,128
Kelly L. Price	90%	$288,900	99%	$288,322
Christopher M. Powell	75%	$243,750	99%	$243,263
Cynthia M. Durrett	75%	$200,625	99%	$200,224
LTIP Compensation
The LTIP was adopted in May 2017 at the time of our initial public offering and amended at the 2023 Annual Meeting, and provides a means though which (a) we may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the Company and its affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its affiliates. In 2023, following recommendations by the Chief Executive Officer and review of Market Data, the Compensation Committee approved grants of time-based restricted stock awards (“RSAs”), which provides the grantee the right to receive dividends and vote the underlying shares but does not otherwise grant the NEO any other economic right until the time of vesting. If a NEO terminates service with the Company prior to vesting of the RSA, then, except in limited circumstances, such as a change of control, such RSAs are forfeited and return to the pool of shares available for grant under the LTIP. For 2023, the grant date value of RSAs for the NEOs as a group was initially set at approximately the 50th-75th percentile based on Market Data. For 2023, the RSAs awarded to the NEO’s vest ratably over a three-year period.
Beginning with 2023 compensation, a portion of our NEO’s long-term incentive compensation is in the form of awards of performance-based restricted stock units (“PSUs”). The PSUs are measured against the Russell 2000 Index Oil Equipment and Services Subsector and will utilize Absolute Total Shareholder Return (“Absolute TSR”) and Relative Total Shareholder Return (“Relative TSR”) as metrics to measure performance. The PSUs are subject to a three-year cycle and vest 25%, 25% and 50% in each of years 1, 2 and 3, respectively, for the Relative TSR PSUs and will have a cliff vesting at the end of year 3 for the Absolute TSR PSUs. The first tranche of PSUs tied to Relative TSR and representing year 1achieved a vesting at approximately 78% of the target.
PSUs provide the NEO the right to receive an amount ranging from 0% to 200% of the target number of PSUs granted based on both the Company’s Absolute and Relative TSR performance during the three-year performance period, subject to the continued employment of the NEO. PSUs will be eligible to receive dividends; however such dividends will not be paid until such time as the PSUs vest, if at all. The tables below shows the Company’s performance targets for the Absolute TSR and Relative TSR PSUs
ABSOLUTE TSR:
Annualized Absolute TSR	Percentage of Target Award Earned
<5.0%	0%
5.0%	50%
10%	100%
≥15.0%	200%
RELATIVE TSR:
Percentile Rank	Payout Percentage
≥75%	200%
50%	100%
25%	50%
<25%	0%
The Compensation Committee has considered the use of other forms of equity awards, including stock options and restricted stock units, and ultimately determined to use RSAs and PSUs given that they have a less dilutive effect than stock options. Additionally, the Compensation Committee determined that a approach based upon a mix of time-based vesting and performance incentives was appropriate given the Company’s desire to provide our NEOs with a long-term retention-focused award that also aligns the interests of our NEOs with those of our stockholders.
Employment, Severance and Change in Control Agreements
None of our NEOs have an employment agreement with the Company; however, the Company has entered into Change in Control Severance Agreements with each of its NEOs. The Change in Control Severance Agreements provide “double trigger” (meaning that both a termination of employment and a change in control must occur) benefits in the event the executive officer is terminated without “cause” or resigns for “good reason” during the 90 days prior to or within 12 months following a “change in control” as each such term is defined in the Change in Control Severance Plan (the “CIC Plan”). The benefits provided in the CIC Plan and Change in Control Severance Agreements were based upon a review of the Market Data provided at the time the Change in Control Severance Agreements were entered into with each of the NEOs and such benefits include:
•
Severance payable in a lump sum in an amount equal to a multiplier of either 2.5 or 3.0 (based on the participant’s tier in the CIC Plan (the “Tier”)) multiplied by the sum of (A) the participant’s annual base salary and (B) the participant’s target annual bonus for the year in which the termination date occurs, payable within sixty (60) days of the termination date;

•
An additional lump sum payment equal to 18 or 24 (based on the participant’s Tier) times the monthly premium for the participant’s and his or her dependents’ participation in the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, less the amount of employee contributions that would apply to such participation if the participant were an active employee, each determined as of the termination date, payable within sixty (60) days following the termination date;

•
Payment of any earned but unpaid annual bonus, if any, for the fiscal year preceding the fiscal year in which the termination date occurs, payable on the date when bonuses are paid to the Company’s executives for such fiscal year and in all events in the fiscal year that includes the termination date, plus an additional lump sum payment equal to a pro-rata portion of the target annual bonus that the participant was eligible to earn for the fiscal year in which the termination date occurs, based on the number of days the participant was employed during such fiscal year, payable within sixty (60) days following the termination date; and

•
Full vesting of all of the participant’s outstanding unvested restricted stock units (and any other outstanding and unvested equity incentive awards); provided that, with respect to any PSUs, all performance goals or other vesting criteria will be deemed achieved at the greater of (i) 100% of the target number of PSUs or (ii) the actual achievement applicable performance objectives for such PSUs determined as of the termination date and all other terms and conditions will be deemed met.

A participant’s rights to any severance benefits under the CIC Plan upon a qualifying termination are conditioned upon (i) the participant executing and not revoking a valid separation and general release of claims agreement in a form acceptable to the Company (the “Release”) and (ii) the Release becoming effective and irrevocable in accordance with its terms within sixty (60) days following the participant’s termination date.
Other Compensation Elements
401(k) Plan. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) under which employees, including our NEOs, are allowed to contribute portions of their base compensation to a tax-qualified retirement account under the Insperity 401(k) Savings Plan. We provide matching contributions at a rate of $1.00 for each $1.00 of employee contribution, subject to a cap of the lower of (i) 4% of the employee’s salary and (ii) the applicable contribution limits under the Code. Beginning in 2023, the matching contribution percentage was raised to 6%.
Pension and Nonqualified Deferred Compensation. We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan.
Perquisites and Other Benefits. We provide limited perquisites to our NEOs, which, to the extent required to be reported under applicable Securities and Exchange Commission rules and regulations, are reflected in our Summary Compensation Table set forth below.
Anti-Hedging and Pledging Policy. Our Insider Trading Policy generally prohibits our directors, employees and officers from hedging and pledging of Company securities by providing that hedging or monetization transactions, whether direct or indirect, involving the Company’s securities and the pledging of Company securities as collateral are prohibited. Short term exceptions to this prohibition (such as temporary margin loans) may be granted depending on specific facts and circumstances. Any exceptions for our directors and officers must be granted by our Audit Committee and will be periodically communicated to the Board. The policy also prohibits transactions involving Company-based derivative securities.
Clawback Policy
In 2023 the Company adopted a clawback policy that complies with the final rules adopted by the SEC and NYSE. The clawback policy requires us to recoup certain incentive-based compensation erroneously awarded to our current and former executive officers in the event of an accounting restatement. The foregoing description is qualified in its entirety by reference to the final form of the clawback policy as adopted.
Risk Assessment
The Compensation Committee reviewed our employee compensation practices and policies and determined that such policies do not encourage excessive or unnecessary risk-taking, and are not likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Compensation Committee reviewed and discussed the Compensation Discussion & Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion & Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Compensation Committee of the Board of Directors:

F. Gardner Parker, Chairman
A. James Teague, Jr., Member
Ray N. Walker, Jr., Member

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth information, with respect to our NEOs, information relating to compensation earned for services rendered in all capacities during fiscal years 2021, 2022 and 2023.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2) (5)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
William A. Zartler Chairman(1) and Chief Executive Officer	2023	$321,000	$1,832,000	$320,000	$19,800	$2,492,800
	2022	$304,923	$2,161,893	$315,000	$0	$2,781,816
	2021	$250,000	$1,265,768	$215,000	$0	$1,730,768

Kyle S. Ramachandran President and Chief Financial Officer	2023	$326,350	$884,682	$293,128	$19,800	$1,523,960
	2022	$319,781	$942,268	$286,665	$12,200	$1,560,914
	2021	$305,000	$708,829	$276,696	$11,600	$1,302,125

Kelly L. Price Chief Operating Officer	2023	$321,000	$655,746	$288,322	$31,800	$1,296,868
	2022	$314,538	$683,069	$281,966	$24,200	$1,303,773
	2021	$300,000	$506,305	$243,270	$23,600	$1,073,175

Christopher M. Powell Chief Legal Officer and Corporate Secretary(6)	2023	$325,000	$540,110	$243,263	$17,274	$1,125,647
	2022	$969,528	$415,763	$237,900	$9,327	$306,538

Cynthia M. Durrett Director and Chief Administrative Officer(6)	2023	$267,500	$517,980	$200,224	$19,800	$1,005,504
	2022	$262,115	$463,264	$195,810	$10,840	$932,029
(1)
Mr. Zartler does not receive any compensation for his service as Chairman of the Board. The amounts reported in this table for Mr. Zartler only reflect compensation for his service as our Chief Executive Officer.

(2)
Amounts shown in this column for 2023 reflect the aggregate grant date fair value of the awards of restricted stock awards (“RSAs”) and performance-based restricted stock units (“PSUs”) granted under the LTIP in March 2023 to our named executive officers, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The grant date fair value of PSUs is based on the probable outcome of the performance conditions as of the date of grant on March 1, 2023, which was $9.16. The value of the probable PSUs reflected in this column is as follows for each NEO: Mr. Zartler, $458,000, Mr. Ramachandran, $221,177, Mr. Price, $163,946, Mr. Powell, $135,037 and Ms. Durrett, $129,504. If the maximum amount, rather than the probable amount, were reported in the table with respect to the PSUs, the values associated with the PSUs would be as follows for each NEO: Mr. Zartler, $916,000, Mr. Ramachandran, $442,355, Mr. Price, $327,891, Mr. Powell, $270,073, and Ms. Durrett, $259,008 For additional information about the assumptions used in the valuation of these awards, see Note 9 to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)
Amounts shown in this column for 2023 reflect amounts earned by our named executive officers pursuant to a short-term performance-based incentive bonus arrangement approved by the Board for the given year. For more information, please see the section titled “Compensation Discussion & Analysis—Annual Incentive Award” above.

(4)	Amounts shown in this column for 2023 reflect matching contributions under the Company’s 401(k) plan, and, in the case of Mr. Price, also includes a car allowance.
(5)
Amounts shown in this column for 2021 have been adjusted from the amounts reported in prior years for Mr. Zartler, Mr. Ramachandran and Mr. Price to reflect the correct aggregate grant date fair value of the restricted stock awards granted to such NEOs as of the original grant date of the award, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures.

(6)	Mr. Powell and Ms. Durrett first became named executive officers with respect to fiscal year 2022.

Grants of Plan-Based Awards Table
The following table describes all non-equity incentive plan awards and equity incentive plan awards for our named executive officers for fiscal year 2023.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) Target ($)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold (#)	Target (#)	Maximum (#)
William A. Zartler	March 1	$321,000				150,000	$1,374,000
	March 1		25,000	50,000	100,000		$458,000
Kyle S. Ramachandran	March 1	$293,715				72,435	$663,505
	March 1		12,073	24,146	48,292		$221,177
Kelly L. Price	March 1	$288,900				53,690	$491,800
	March 1		8,949	17,898	35,796		$163,946
Christopher M. Powell	March 1	$243,750				42,410	$405,074
	March 1		7,371	14,742	29,484		$135,037
Cynthia M. Durrett	March 1	$200,625				44,222	$388,476
	March 1		7,069	14,138	28,276		$129,504
(1)
The Company’s Non-Equity Incentive Plan does not have threshold or maximum limits. As the Company distributes its Equity Incentive Plan Awards during the fiscal year, there are no estimated future payouts for 2023.

(2)
Amounts shown in this column reflect the aggregate grant date fair value of the awards of RSAs and PSUs granted under the LTIP in March 2023 to our named executive officers, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The grant date fair value of PSUs is based on the probable outcome of the performance conditions as of the date of grant on March 1, 2023, which was $9.16. For more information regarding the assumptions underlying the valuation of these equity awards, please see footnote (2) to the Summary Compensation Table above.

Outstanding Equity Awards at End of Fiscal Year 2023
The following table reflects all equity awards granted to our named executive officers that were outstanding as of December 31, 2023:
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)
William A. Zartler	333,446	$2,654,230	50,000	$398,000
Kyle S. Ramachandran	156,740	$1,247,650	24,146	$192,202
Kelly L. Price	114,596	$912,184	17,898	$142,468
Christopher M. Powell	76,411	$608,232	14,742	$117,346
Cynthia M. Durrett	84,023	$668,823	14,138	$112,538
(1)	This column reflects RSAs subject to time-based vesting. Such RSAs vest in three equal annual installments on the first three anniversaries of the applicable date of grant.
(2)	Market value is based on the closing price of the Company’s common stock on December 29, 2023 (the last trading day of fiscal year 2023), which was $7.96 per share.
(3)
This column reflects PSUs (based on 100% performance) granted in 2023 that are subject to Absolute TSR and Relative TSR performance goals. The Absolute TSR PSUs (which represent half of the PSUs granted) are based on a three-year performance period, while the Relative TSR PSUs (which represent half of the PSUs granted) are divided into three tranches based on each year of a three-year performance period (with 25% eligible to vest after the first year, 25% eligible to vest after the second year and 50% eligible to vest after the third year).

Vested Stock Table
The following table reflects the equity awards granted to our named executive officers in previous years that have vested during fiscal year 2023:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
William A. Zartler	125,897	$1,153,216
Kyle S. Ramachandran	74,955	$686,588
Kelly L. Price	52,454	$480,479
Christopher M. Powell	21,581	$197,682
Cynthia M. Durrett	35,707	$327,076
(1)
Equity awarded to employees as part of the Company’s incentive plan generally vests on March 1 of each year, subject to the level of achievement with respect to the performance goals applicable to the PSUs.

(2)	Value realized on shares was assessed using the closing price on the applicable vesting date of March 1, 2023, which was $9.16 per share.

Pay Versus Performance Table
The following table is a demonstration of the relationship between the compensation that the Company has paid to its CEO, William Zartler, the compensation paid to the other named executive officers, and certain financial metrics, for the fiscal years 2021, 2022, and 2023.
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)	Value of Initial Fixed $100 Investment Based On:		Net Income
					Total Shareholder Return	Peer Group Total Shareholder Return(4)
2023	$2,492,800	$2,947,691	$1,237,995	$1,458,487	$69	$166	$38,775,000
2022	$2,781,816	$4,217,964(3)	$1,191,561	$1,801,910	$82	$177	$33,512,000
2021	$1,730,768	$1,845,014(3)	$1,187,650	$1,421,387	$52	$70	($1,260,000)
(1)
Mr. Zartler was the PEO for all three years in this table. Amounts deducted from Mr. Zartler’s Summary Compensation Table (“SCT”) to calculate the Compensation Actually Paid (“CAP”) for the PEO for 2023, 2022, and 2021 include $1,832,800, $2,161,893, and $1,265,768, respectively, for the grant date fair value of equity awards for those years. Amounts added to (subtracted from) the SCT for the years 2023, 2022, and 2021 include: $1,592,000, $2,210,875, $688,032, respectively, for the fair value of RSAs and, for 2023, the PSUs, granted during those years that remain outstanding as of the end of the respective fiscal years; $1,153,217, $825,486, and $602,488, respectively, for the vesting date fair value of previously awarded RSAs; ($361,385), $293,036, and ($106,002), respectively, for the change in fair value of previously awarded RSAs that remains outstanding; and ($96,941), $268,644, and $195,496, respectively, for the change in fair value of previously RSAs that vested during the respective year. For Fiscal Year 2021, the CAP for Mr. Zartler does not include any adjustments in respect of equity awards from 2017 or 2018. Mr. Zartler was not the PEO for the Company during Fiscal Year 2017 and did not receive any equity based awards in 2018.

(2)
For 2023 and 2022, Mr. Ramachandran, Mr. Price, Mr. Powell, and Ms. Durrett were the Non-PEO NEOs. For 2021, Mr. Ramachandran and Mr. Price were the Non-PEO NEOs. Amounts deducted from Mr. Ramachandran’s SCT to calculate the average CAP attributable to him for 2023, 2022, and 2021, include $884,682, $942,268, and $708,829, respectively, for the grant date fair value of equity awards for those years. Amounts added to (subtracted from) Mr. Ramachandran’s SCT for the years 2023, 2022, and 2021, include: $768,785, $963,617, and $385,297, respectively, for the fair value of RSAs and, for 2023, the PSUs, granted during those years that remain outstanding as of the end of the respective fiscal years; $659,108, $578,794, and $482,000, respectively, for the vesting date fair value of previously awarded RSAs; ($166,075), $200,150, and ($95,400), respectively, for the change in fair value of previously awarded RSAs that remains outstanding; and ($55,405), $188,361, and $156,400, respectively, for the change in fair value of previously RSAs that vested during the respective year. Amounts deducted from Mr. Price’s SCT to calculate the average CAP attributable to him for 2023, 2022, and 2021 include $655,746, $683,069, and $506,305, respectively, for the grant date fair value of equity awards for those years. Amounts added to (subtracted from) Mr. Price’s SCT for the years 2023, 2022, and 2021 include: $569,840, $698,546, and $275,211, respectively, for the fair value of RSAs and, for 2023, the PSUs, granted during those years that remain outstanding as of the end of the respective fiscal years; $480,479, $475,839, $421,750, respectively, for the vesting date fair value of previously awarded RSAs; ($119,983), $145,381, and ($79,500), respectively, for the change in fair value of previously awarded RSAs that remains outstanding; and ($40,390), $154,856, and $136,850, respectively, for the change in fair value of previously RSAs that vested during the respective year. Amounts deducted from Mr. Powell’s SCT to calculate the average CAP attributable to him for 2023 and 2022 include $540,110 and $415,763 respectively for the grant date fair value of equity awards for those years. Amounts added to (subtracted from) Mr. Powell’s SCT for the years 2023 and 2022 include: $469,353 and $425,183, respectively for the fair value of RSAs, and, for 2023, the PSUs, granted during 2023 and 2022 that remained outstanding as of the end of the fiscal year; $327,076 and $90,983, respectively for the vesting date fair value of previously awarded RSAs; ($63,412) and $37,031, respectively for the change in fair value of previously awarded RSAs that remained outstanding; and ($16,617) and $29,609, respectively for the change in fair value of previously RSAs that vested during 2023 and 2022. Amounts deducted from Ms. Durrett’s SCT to calculate the average CAP attributable to her for 2023 and 2022 were $517,980 and $463,264, respectively for the grant date fair value of equity awards for 2023 and 2022. Amounts added to (subtracted from) Ms. Durrett’s SCT for 2023 and 2022 include: $450,122 and $473,760, respectively for the fair value of RSAs and, for 2023, the PSUs, granted during 2023 and 2022 that remained outstanding as of the end of the fiscal year; $327,076 and $289,397, respectively for the vesting date fair value of previously awarded RSAs; ($81,974) and $100,075, respectively for the change in fair value of previously awarded RSAs that remained outstanding; and ($27,494) and $94,181 for the change in fair value of previously RSAs that vested during the respective fiscal years.

(3)
The amounts indicated have been updated to correct certain miscalculations of CAP set forth in the Pay Versus Performance Table in the Company’s proxy statement filed in 2023, specifically (i) Mr. Zartler’s CAP for 2021 has been updated to $1,845,014 (from $1,833,014), (ii) Mr. Zartler’s CAP for 2022 has been updated to $4,217,964 (from $3,583,276) and (iii) the average CAP for the Non-PEO NEOs for 2022 has been updated to $1,801,910 (from $1,765,773).

(4)
Peer Group Total Shareholder Return (“TSR”) is calculated based on the Oilfield Service Index. See Part II, Item 5. “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

Relationship between Compensation Actually Paid disclosed in the Pay Versus Performance table, and other table elements
The increase in the Company’s stock price that contributed to the increased compensation actually paid to the PEO also drove the increase in the Company’s Total Shareholder Return (TSR) in 2022 versus 2021 and

2020. While the Compensation Committee considers TSR when evaluating total compensation, compensation for the PEO and non-PEO’s is largely driven by cash generation of the business as measured by EBITDA, as well as specific metrics set by the Compensation Committee, including system utilization and enhancing the overall return profile of the Company. Given the capital intensity of the business, we do not use net income as a proxy for the overall performance of the Company.
We did not include a “Company-Selected Measure” (as described in Item 402(v)) in the Pay Versus Performance table because the most important financial measure used by us to link compensation actually paid to our NEOs to company performance is TSR, which is already required to be disclosed in the table.
Tabular List
The following list represents the most important financial performance measure used by us to link compensation actually paid to our NEOs to company performance, which was only TSR for fiscal year 2023.
TSR

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Zartler, our Chief Executive Officer.
For 2023, our last completed fiscal year:
•	The median of the annual total compensation of all employees of our company (other than Mr. Zartler) was $111,962; and
•	The annual total compensation of Mr. Zartler, as reported in the Summary Compensation Table included above, was $2,492,800.
•	Based on this information, for 2023, the ratio of the annual total compensation of Mr. Zartler to the median of the annual total compensation of all employees was reasonably estimated to be 22.3 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:
•
We determined that, as of December 31, 2023, our employee population consisted of approximately 328 individuals with all of these individuals located in the United States. This population consisted of our full-time, part-time, and temporary employees.

•
We used a consistently applied compensation measure to identify our median employee by comparing the Total Gross Earnings as reflected in our payroll records for 2023, which included, the amount of salary or wages, bonuses, and compensation received from equity award grants and dividend equivalent rights (DERs).

•
We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our Chief Executive Officer, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

•	With respect to the annual total compensation of Mr. Zartler, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table above.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s Directors, executive officers and persons who are beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of Common Stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. To the Company’s knowledge, no Director, executive officer or other greater than 10% beneficial owner of either class of our Common Stock failed to timely file with the SEC one or more required reports on Form 3, 4 or 5, for 2023.

REPORT OF THE AUDIT COMMITTEE
Management is responsible for preparing the Company’s financial statements and the principal independent public accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain, and oversee the work of the principal independent public accountants.
During 2023, the Audit Committee periodically reviewed and discussed the Company’s financial statements with Company management and BDO USA, the Company’s independent registered public accounting firm, separately, including matters raised by the independent registered public accounting firm pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also discussed with the Company’s management and independent registered public accounting firm the evaluation of the Company’s reporting and internal controls undertaken in connection with certifications by the Company’s Chief Executive Officer and President and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the SEC. The Audit Committee reviewed and discussed the audited financial statements with management and such other matters as it deemed necessary and appropriate. This review included a discussion with management of the quality, not merely the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates. The Audit Committee also discussed with BDO USA the matters required to be discussed by the independent registered public accounting firm with the Audit Committee under the applicable requirements of the PCAOB. The Audit Committee also approved the selection of the Company’s independent registered public accounting firm.
The Company’s independent registered public accounting firm provided the Audit Committee with the written disclosures and the letter concerning its independence, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning the firm’s independence, and the Audit Committee discussed BDO USA’s independence with them.
Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 27, 2024.
This report of the Audit Committee is not “solicitation material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
Solaris Oilfield Infrastructure, Inc. Audit Committee

Edgar R. Giesinger, Chairman
F. Gardner Parker
Laurie H. Argo
A. James Teague

February 21, 2024

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2)
The Audit Committee of the Board has reappointed BDO USA as the Company’s independent registered public accounting firm to audit the financial statements of the Company for 2024, and, as a matter of good corporate governance, is requesting ratification by the shareholders of the appointment of BDO USA to serve as independent auditors for the fiscal year ending December 31, 2024. The Audit Committee and the Board believe that the continued retention of BDO USA as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. If shareholders do not ratify the selection of BDO USA, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2025 fiscal year. In addition, if shareholders ratify the selection of BDO USA as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select BDO USA or another registered public accounting firm as our independent auditors.
BDO USA has acted as the Company’s independent registered public accounting firm since 2017 and has performed audits of the Company’s financial statements beginning with fiscal year 2015. Representatives of the firm of BDO USA are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
	2023	2022
Audit Fees	$755,000	$592,251
Audit-Related Fees	$—	$5,000
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$755,000	$597,251
Audit Fees
The audit fees represent the aggregate fees for professional services rendered by BDO USA for the integrated audits of the Company’s financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements.
Vote Required
The ratification of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions have the same effect as votes AGAINST the proposal. Brokers have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.
Recommendation
THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THE STOCKHOLDERS VOTE “FOR” SUCH RATIFICATION.

ADVISORY, NON-BINDING VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (PROPOSAL NO. 3)
Section 14A(a)(1) of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Act, affords the stockholders a vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers for the fiscal year ended December 31, 2023 (commonly known as a “say-on-pay vote”). This vote is not intended to address any specific item of compensation and is not a vote on our general compensation policies, compensation of the Board, or our compensation policies as they relate to risk management. Section 14A(a)(2) of the Exchange Act requires us to hold a say-on-pay vote at least once every three years.
As described more fully in the “Compensation Discussion & Analysis” section of this Proxy Statement and the accompanying tabular and narrative disclosures, the Company’s compensation policy is designed to attract and retain highly qualified executive officers. The Company’s compensation program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives, and certain long-term incentives. Please read the “Compensation Discussion & Analysis” section of this Proxy Statement for additional details on our executive compensation program.
The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders approve on an advisory, non-binding basis, the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the proxy statement, including the Compensation Discussion & Analysis section and the tabular and narrative disclosure contained therein.
Vote Required
The approval, on a non-binding basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of a vote AGAINST the proposal. Brokers do not have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

OTHER MATTERS
The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with the Board’s recommendations on such matters.

SOLARIS OILFIELD INFRASTRUCTURE
SOLARIS OILFIELD INFRASTRUCTURE, INC.
9651 KATY FREEWAY, SUITE 300
HOUSTON, TX 77024

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 13, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 10, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 13, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 10, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43189-P09063 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOLARIS OILFIELD INFRASTRUCTURE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Laurie H. Argo
02) James R. Burke
03) F. Gardner Parker

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2024.	☐	☐	☐
3. Approve, on a non-binding advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V43190-P09063

PROXY
May 14, 2024 9:00 AM C.D.T.
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
SOLARIS OILFIELD INFRASTRUCTURE, INC.

The undersigned hereby appoint William A. Zartler, Kyle S. Ramachandran and Christopher M. Powell, and each of them with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all shares of Solaris Oilfield Infrastructure, Inc. Common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held on May 14, 2024 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)